Exhibit 16.1

BDO McCabe Lo Limited

25th Floor, Wing On Centre

111 Connaught Road, Central

Hong Kong

Tel: (852) 2541 5041

Fax; (852) 2815 2239

November 30, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

United States of America

Dear Sirs/Madams,

We have read Item 4 of Global Innovative Systems Inc.’s Form 8-K dated November 30, 2006 (date of filing with the Securities and Exchange Commission), and we agree with the statements made therein as they related to our Company only.

Yours truly,

/s/ BDO McCabe Lo Limited

BDO McCabe Lo Limited